UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2014

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 3, 2012, as we have previously reported, Mr. Israel Tentory Garcia filed an action against our Mexican subsidiary, US Precious Metals SA de CV, wherein the plaintiff asserted a number of claims against us, including a demand for the return of one of our concessions (Solidaridad I) for failure to develop the concession. The case was filed in a local court in the Federal District of Mexico City. On May 21, 2013, the Court ruled that the Plaintiff did not prove the claims asserted in the lawsuit, and that our subsidiary is not liable to for any of such claims.

On June 12, 2014, our Mexican subsidiary, US Precious Metals SA de CV was served with another lawsuit from Mr. Israel Tentory Garcia along with seven other plaintiffs. The lawsuit was filed in a commercial court in Mexico City. The claims of the new lawsuit essentially restate the claims of the original lawsuit filed in April 2012.

By way of background, the plaintiffs obtained the exploration rights to the concession known as Solidaridad I from the Mexican government on November 24, 1996. These exploration rights expired on November 23, 2001 under the terms of the concession from the government and as prescribed by the governing statute. On March 13, 2003, we entered into an agreement with the plaintiffs pursuant to which they assigned their rights to this (expired) concession to our Mexican subsidiary. In July 2003, our Mexican subsidiary then applied for and obtained a new exploration and exploitation concession from the Mexican government covering Solidaridad I. The new concession expires July 2053.

Pursuant to this 2003 agreement with the plaintiffs, we issued 1.5 million shares of our common stock to them. The agreement further provided for the payment of $1 million to the plaintiffs upon the occurrence of a sale of the concession for exploitation purposes. In the original action filed in 2012 and in the current action, plaintiff(s) claim that under the agreement the $1 million payment was due and payable no later than 2009 and ownership of the mining concession should revert back to the plaintiff(s) due to non-payment.

We have retained counsel in Mexico to represent our subsidiary in this matter. We strongly dispute the allegations raised in the lawsuit and intend to vigorously defend the lawsuit. Our defense will include, among other positions, the fact that plaintiffs had no concession rights to assign under the March 2003 agreement as their concession expired 16 months earlier, we independently obtained the rights to a new (and current) concession from the Mexican government in July 2003, the agreement is ambiguous as to the payment requirement in 2009 and the matter was previously adjudicated in our favor in earlier action, albeit in a different court. We intend to file our answer to the complaint in a timely manner.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer
Date: June 17, 2014